Exhibit 10.24

Private and confidential

February 9, 2022

To: Richard Daniell

Subject: Extension letter to International Assignment Agreement dated

March 7, 2017 (the “Agreement”)

The parties mutually agree to extend the undersigned international assignment until March 15, 2024 (the “Extension Period”).

All terms and conditions under the Agreement will remain the same during the Extension Period.

The Extension Period may be terminated by Teva at any time and for any reason.

Sincerely Yours,

/s/ Niel Hoskings	11-Feb-2022

Niel Hoskings

SVP, HRBP

Teva Pharmaceuticals Europe

Please indicate your agreement by signing below and returning this letter as soon as possible.

I have reviewed the terms of this Extension Period outlined above and by signing below, accept those terms.

Richard Daniell	/s/ Richard Daniell	February 11, 2022
Name	Signature	Date